FIRST AMENDMENT TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of January 27, 1999, is by and between Health Risk Management, Inc., a corporation organized under the laws of the State of Minnesota (the "Borrower"), and U.S. Bank National Association, a national banking association (the "Bank").

                                    RECITALS

         A. The Bank and the Borrower entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 1, 1998 (the "Credit Agreement").

         B. The Borrower desires to amend certain provisions of the Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. Amendments. The Credit Agreement is hereby amended as follows:

         2.1 Amended Definitions. The definitions of "Advance," "Consolidated Fixed Charge Coverage Ratio," "Interest Differential," "Loans," "Notes," "Quoted Rate," "Quoted Rate Advance," "Revolving Credit Commitment," "Revolving Termination Date," "Term Loans," and "Term Notes" contained in Section 1.1 of the Credit Agreement are deleted in their respective entireties and the following definitions are substituted in lieu thereof in the appropriate alphabetical order:

                  "Advance": Any portion of the outstanding Revolving Loans or Term Loan by the Bank as to which the Borrower has elected one of the available interest rate options and, if applicable, an Interest Period. An Advance constituting a Revolving Loan may be a Eurodollar Advance, a CD Rate Advance or a Reference Rate Advance. An Advance constituting a Term Loan may be a Eurodollar Advance, a CD Rate Advance or a Reference Rate Advance, provided however, that, if, pursuant to Section 2.2(e), the Borrower converts the Term Loan in its entirety to a Quoted Rate Advance, then no portion of the Term Loan may thereafter be maintained as or converted into Eurodollar Advances, CD Rate Advances or Reference Rate Advances.

                  "Consolidated Fixed Charge Coverage Ratio": For any period of determination, the ratio of:

                  (a) the remainder of (i) EBITDA for such period, less (ii) consolidated Capital Expenditures during such period, and less
                  (iii) cash taxes paid during such period;

                  to

                  (b) the sum of (i) consolidated interest expense during such period, plus (ii) scheduled payments of principal of interest-bearing Indebtedness during such period.

                  "Interest Differential": As of the date of any full or partial prepayment of Term Loan, the Quoted Rate minus the sum of the Government Yield as of the date of prepayment and the Issuance Spread.

                  "Loans":  The Revolving Loans and the Term Loan.

                  "Notes":   The Revolving Note and the Term Note.

                  "Quoted Rate": The fixed rate of interest offered by the Bank and accepted by the Borrower for the Term Loan, as provided in Section
         2.2. The Bank shall, at its discretion, determine the offered rate with reference to the amount and amortization schedule of the Term Loan, funding rates available to the Bank, reserve requirements, premiums, insurance costs, profit margin and other factors deemed relevant by the Bank.

                  "Quoted Rate Advance": The Term Loan, provided that the Borrower and the Bank agree that the Term Loan shall constitute a Quoted Rate Advance, as described in Section 2.2(e).

                  "Revolving Credit Commitment": The maximum unpaid principal amount of Loans which may from time to time be outstanding hereunder, being initially $6,000,000, as the same may be reduced from time to time pursuant to Section 2.2(a) and Section 4.3 and, as the context may require, the agreement of the Bank to make Revolving Loans to the Borrower subject to the terms and conditions of this Agreement.

                  "Revolving Termination Date": The earliest of (a) January 31, 2000; (b) the date on which the Revolving Loan Commitment is terminated pursuant to Section 9.2 hereof; (c) the date on which the Revolving Loan Commitment is reduced to zero pursuant to Section 4.3 hereof; or
         (d) the date on which any Revolving Loan or any Term Loan is accelerated.

                  "Term Loan":  As defined in Section 2.2.

                  "Term Note": The promissory note of the Borrower described in
         Section 2.2, substantially in the form of Exhibit B, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

         2.2 Deleted Definitions. Section 1.1 of the Credit Agreement is further amended by deleting the definitions of "Tranche A Term Loans," "Tranche B Term Loan," and "Tranche C Term Loan" in their entireties.

         2.3 New Definitions. Section 1.1 of the Credit Agreement is further amended by adding the definitions of "Acquisition", "Acquisition Documents", "Administrative Services Agreement," "Annual Statement," "Applicable Insurance Code," "Applicable Margin," "Consolidated Leverage Ratio," "Healthchoices Contract," "HRMPA," "Insurance Regulatory Authority," "Licenses," "Net Medical Claims Payable," "Purchase Agreement," "Reinsurance Agreements," "SAP," "Security Agreement," "Software Capital Expenditures," "Statutory Net Worth," and "Surplus Reinsurance Agreements" thereto in correct alphabetical order:

                  "Acquisition": The purchase by the Borrower of all of the outstanding stock of Oxford Health Plans (PA), Inc. pursuant to the Purchase Agreement.

                  "Acquisition Documents": The Purchase Agreement and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified.

                  "Administrative Services Agreement": That certain Administrative Services Agreement to be dated as of January 1, 1999 between the Borrower and HRMPA.

                  "Applicable Insurance Code": As to HRMPA, the insurance code of any state where such company is domiciled or doing business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

                  "Applicable Margin":  With respect to:

                  (a)      Reference Rate Advances -- 0%.

                  (b)      CD Rate Advances -- 2.75%.

                  (c)      Eurodollar Advances -- 2.75%.

                  "Consolidated Leverage Ratio": For any period of determination the ratio of (a) consolidated total liabilities of the Borrower and the Subsidiaries less Net Medical Services Claims Payable, to (b) Consolidated Tangible Net Worth.

                  "Healthchoices Contract": shall mean that certain Healthchoices Physical Health Agreement to be dated as of January 1, 1999 between the Commonwealth of Pennsylvania and HRMPA, as amended, restated or otherwise modified from time to time.

                  "HRMPA": prior to the effectiveness of its name change in manner contemplated by Section 7.12, Oxford Health Plans (PA), Inc., a Pennsylvania corporation and, thereafter, HRM Health Plans (PA), Inc.

                  "Insurance Regulatory Authority": With respect to HRMPA, each governmental or regulatory agency with which such company is required to file its Annual Statement or which exercises regulatory authority over the primary businesses being conducted by such company.

                  "Licenses": As defined in Section 6.18.

                  "Net Medical Services Claims Payable" shall mean, as of any date of determination, the aggregate claims payable (reported and unreported) stated by HRMPA in Part B of HRMPA's Statutory Financial Statement for the applicable fiscal period minus the aggregate cash and investments stated by HRMPA in Part A of HRMPA's Statutory Financial Statement for the applicable fiscal period.

                  "Purchase Agreement": That certain Stock Purchase Agreement dated as of October 14, 1998 between the Borrower, as purchaser, Oxford Health Plans, Inc., as seller, as in effect on the date hereof and as the same may be supplemented, amended or otherwise modified after the date hereof with the prior written consent of the Bank.

                  "Reinsurance Agreements: Any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Reinsurance Agreement) by which the Borrower or any Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by the Borrower or any Subsidiary under a policy or policies of insurance or under a reinsurance agreement assumed by the Borrower or any Subsidiary. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty or certificate or other arrangement (other than a Surplus Reinsurance Agreement) which is treated as such by the applicable Insurance Regulatory Authority.

                  "SAP": As to HRMPA, the statutory accounting practices prescribed by the Insurance Regulatory Authority.

                  "Security Agreement":  As defined in Section 10.11.

                  "Software Capital Expenditures": For any period of determination, the aggregate amount of Capital Expenditures properly attributable (according to GAAP) to research and development conducted by Borrower or any Subsidiary, including without limitation, development of computer software and databases.

                  "Statutory Financial Statements": As to HRMPA, the annual and quarterly financial statements of such company as required to be filed with the applicable Insurance Regulatory Authority, together with all exhibits and schedules filed therewith, prepared in accordance with SAP.

                  "Statutory Net Worth": As to HRMPA, as of any date of determination, the total amount shown as its Total Net Worth in Part B of HRMPA's Statutory Financial Statement for the applicable fiscal period.

                  "Surplus Reinsurance Agreements" Any agreement whereby the Borrower or any Subsidiary assumes or cedes business under a reinsurance agreement that would be considered a "financing type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

         2.4 Revolving Loans. Section 2.1(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  (c) Advance Options and Increment. Revolving Loans may be maintained, at the election of the Borrower, but subject to the limitations hereof, as Reference Rate Advances, CD Rate Advances or Eurodollar Advances. Each Revolving Loan shall be in a minimum amount of $100,000 and in an integral multiple of $50,000.

         2.5 Term Loan. Sections 2.2 (a), (b), (c), (d), (e) and (f)(i) of the Credit Agreement are deleted in their entireties and the following is substituted in lieu thereof:

                  (a) Term Loan. To make a single term loan (the "Term Loan") available to Borrower in a single advance in the principal amount of $6,294,916 made upon the consummation of the First Amendment hereto. Payments or prepayments upon the Term Loan may not be reborrowed.

                  (b) Term Note. The Term Loan shall be further evidenced by the Term Note.

                  (c) Advance Options. The Term Loan may be maintained, at the election of the Borrower, but subject to the limitations hereof, as Reference Rate Advances, Eurodollar Advances or CD Rate Advances, provided, however, that, subject to the limitations hereof, pursuant to
         Section 2.2(e), the Borrower may elect to convert the entire Term Loan to a Quoted Rate Advance.

                  (d) Term Loan Procedures. Not later than 11:30 a.m. (Minneapolis time) on January 27, 1999, the Borrower shall orally notify the Bank of its intention to borrow the Term Loan on that date. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on such date and after giving effect to Term Loan the applicable conditions specified by the Banks shall be satisfied. The Term Loan shall initially be made as Reference Rate Advances. Unless the Bank determines that any applicable condition specified by the Bank has not been satisfied, the Bank will make the proceeds of the Term Loan available to the Borrower on the requested date by disbursing $4,000,000 of the proceeds of such Term Loan to the seller under the Acquisition Documents and using the remaining proceeds of the Term Loan to refinance the Borrower's existing term loan obligations to the Bank.

                  (e) Additional Procedures for Quoted Rate Advances. The Borrower may from time to time request rate quotations from the Bank for a Quoted Rate to apply to the Term Loan. The Borrower shall have a one-time option to convert the Term Loan to a Quoted Rate Advance (in its entirety), based on the Bank's quotation of an applicable Quoted Rate and the Borrower's acceptance of such Quoted Rate for the Term Loan. The Bank's records concerning the applicable Quoted Rate, and concerning whether the Term Loan shall be a Quoted Rate Advance shall be conclusive. In the absence of mutual agreement to a Quoted Rate to apply to any Term Loan, the Term Loan may be maintained, continued or converted as Reference Rate Advances, Eurodollar Advances or CD Rate Advances, in the manner set forth in Section 2.2(f).

                  (f)      Eurodollar and CD Advances.

                  (i) On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances other than Quoted Rate Advances into Reference Rate Advances, Eurodollar Advances or CD Rate Advances, or to continue Eurodollar Advances or a CD Rate Advances as such; provided, however that a Eurodollar Rate Advance or a CD Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Eurodollar Rate Advance or a CD Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Notwithstanding this Section 2.2(f), if the Term Loan is converted into a Quoted Rate Advance as provided in Section 2.2(e), it may not thereafter be converted into Reference Rate Advances, CD Rate Advances or Eurodollar Advances.

         2.6 Use of Proceeds. The following is added as new Section 2.5 of the Credit Agreement:

                  Section 2.5 Use of Loan Proceeds. The proceeds of the Term Loan shall be used to refinance $2,294,916 of the Borrower's existing term loan obligations to the Bank and to fund not greater than $4,000,000 of the purchase price in connection with the Acquisition. The proceeds of the initial Revolving Loans shall be used to refinance the Borrower's existing revolving obligations to the Bank and $807,500 of the Borrower's existing term loan obligations to the Bank. All other Revolving Loans shall be used for the general business purposes of the Borrower, in a manner not in conflict with any of the covenants in this Agreement.

         2.7 Interest. Sections 3.1(a) and (b) of the Credit Agreement are deleted in their entireties and the following is substituted in lieu thereof:

                  (a) Quoted Rate Advances. Upon conversion of the Term Loan in its entirety to a Quoted Rate Advance, the unpaid principal amount of the Term Loan shall bear interest prior to maturity at the Quoted Rate applicable to the Term Loan.

                  (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate plus the Applicable Margin.

         2.8 Commitment Fees. Section 3.2 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 3.2 Commitment Fees. The Borrower shall pay to the Bank fees (the "Commitment Fees") in an amount determined by applying a rate of 0.375% per annum to the sum of (a) the Revolving Commitment in effect as of the due date of such payment plus (b) the aggregate unpaid principal amount upon the Term Note as of the due date of such payment for the period from the date hereof to the scheduled maturity date of the Term Note. The Commitment Fees shall be payable quarterly in arrears on the last day of each quarter of the Borrower's fiscal year.

         2.9 Repayment. Section 4.1 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 4.1  Repayment.

                  (a) Revolving Loans. The outstanding principal upon the Revolving Loans shall be due and payable on the Revolving Termination Date.

                  (b) Term Loan. The Term Loan shall be payable in installments of $175,000, payable on that last day of each month of each year, commencing on January 31, 1999, and a final payment equal to all outstanding principal on January 31, 2002.

         2.10 New Representations and Warranties. The following is added as new Sections 6.18, 6.19 and 6.20 of the Credit Agreement:

                  Section 6.18 Insurance Licenses. Exhibit I lists all of the jurisdictions in which the Borrower or any Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on Exhibit I, to the Borrower's knowledge, no License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by any Insurance Regulatory Authority. Neither the Borrower nor any Subsidiary transacts any insurance business, reinsurance business or health maintenance organization business, directly or indirectly, in any state or jurisdiction other than those enumerated on Exhibit I hereto, where such business requires any license, permit, governmental approval, consent or other authorization.

                  Section 6.19 Reinsurance. Exhibit J lists all Reinsurance Agreements and Surplus Reinsurance Agreements of the Borrower or any Subsidiary in effect on the date of consummation of the First Amendment hereto. All persons with whom the Borrower or any Subsidiary have ceded any obligations with respect to any Reinsurance Agreement or Surplus Reinsurance Agreements have a rating a "A" or better by A.M. Best & Company.

                  Section 6.20 Year 2000. The Borrower has reviewed and assessed its, and each Subsidiary's, business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower or any Subsidiary, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the Borrower's or any Subsidiary's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Bank. The Borrower is in the process of implementing a plan to remediate year 2000 problems and will complete implementation of such plan with respect to any material year 2000 problems, and testing thereof, by September 30, 1999. The Borrower agrees that this representation will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Advance under this Agreement or delivers any information to the Bank. The Borrower will promptly deliver to the Bank such information relating to this representation and covenant as the Bank requests from time to time.

         2.11 Additional Financial and Business Information. Section 7.1(j) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

         (j) As soon as possible, but in any event within sixty (60) days after the end of each fiscal year of HRMPA, a copy of the Statutory Financial Statement of HRMPA, for such fiscal year prepared in accordance with SAP and accompanied by the certification of the responsible officer of HRMPA that such financial statements presents fairly, in accordance with SAP, the financial position of HRMPA for the period then ended.

         (k) As soon as possible, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of HRMPA, a copy of the Statutory Financial Statement of HRMPA for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the responsible officer of such company that all such financial statements present fairly in accordance with SAP the financial position of such company for the periods then ended (subject to normal year-end and audit adjustments).

         (l) Within fifteen (15) days after being delivered to HRMPA any draft or final examination report issued from time to time by the applicable Insurance Regulatory Authority.

         (m) Copies of all material Insurance Holding Company System Act filings with any governmental or regulatory authority by the Borrower or any Subsidiary not later than ten (10) Business Days after such filings are made, including, without limitation, filings which seek approval of any governmental or regulatory authority with respect to transactions between the Borrower and any Subsidiaries.

         (n) Within five (5) Business Days of such notice, notice of actual suspension, termination or revocation of any License or material restriction thereon by any Insurance Regulatory Authority or of receipt of notice from any Insurance Regulatory Authority notifying the Borrower or any Subsidiary of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by an Insurance Regulatory Authority which commits the Borrower or any Subsidiary to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any Subsidiary to conduct their businesses.

         (o) Within three (3) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Insurance Regulatory Authority concerning the business, practices or operations of the Borrower or any Subsidiary, including any agent or managing general agent thereof.

         (p) Promptly, upon knowledge of the Borrower or any Subsidiary, notice of any actual or proposed changes in any Applicable Insurance Code, if such changes could reasonably be expected to materially affect the business of the Borrower or any Subsidiary.

         (q) Promptly, notice of any written notice received by the Borrower or any Subsidiary of any material denial of coverage, litigation or arbitration arising out of any Surplus Reinsurance Agreement or any material Reinsurance Agreement.

         (r) From time to time, such other information regarding the business, operation and financial condition of the Borrower or the Subsidiaries as the Bank may reasonably request.

         2.12 Acquisition Documents; Name Change. The following is added as new Sections 7.11, 712 and 7.13 of the Credit Agreement:

                  Section 7.11 Acquisition Documents. Promptly deliver to the Bank from time to time upon request by the Bank copies of any Acquisition Documents specified in such request. The Borrower will perform and comply in all material respects with all of its obligations under all Acquisition Documents, and exercise promptly and diligently their rights thereunder.

                  Section 7.12 Change of Name For HRMPA. On or before the earlier of (a) the termination of any license to use any trade name of the seller under the Acquisition Documents or (b) 180 days from the date of consummation of the First Amendment hereto, Borrower shall file all documents and instruments and take all other actions necessary to duly and properly change the name of Oxford Health Plans (PA), Inc. to HRM Health Plans (PA), Inc. The Borrower shall promptly furnish the Bank with copies of all documents effecting the corporate name change contemplated by the forgoing sentence.

                  Section 7.13 Supplemental Schedules and Secretary's Certificate. As soon as available, but in no event greater than 30 days after the date of consummation of the First Amendment hereto, the Borrower will furnish the Bank with the following:

                  (a) Copies of the final executed versions of the Administrative Services Agreement and Healthchoices Contract, each in form and substance reasonably acceptable to the Bank.

                  (b) Reinsurance Agreements granting to HRMPA stop loss coverage and insolvency coverage of a type and in an amount sufficient to comply with the Healthchoices Contract and any Applicable Insurance Code, each in form and substance reasonably acceptable to the Bank, together with a form of a supplemental Exhibit J hereto covering such new Reinsurance Agreements.

                  (c) A Certificate of the Borrower's Chief Financial Officer certifying that the agreements contemplated by the clauses (a) and (b) are in full force and effect, without modification or amendment.

         2.13 Purchase of Assets. Section 8.3 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 8.3 Purchase of Assets. Except for the transactions contemplated by the Acquisition Documents, purchase or lease or otherwise acquire all or substantially all of the assets of any Person (except for purchases or other transfers by the Borrower or a wholly-owned Subsidiary from a wholly-owned Subsidiary) in an amount not in excess of $1,000,000 for any such acquisition, and in an aggregate amount which, together with Investments permitted under
         Section 8.9, plus Capital Expenditures permitted under Section 8.16; provided, that any such acquisition would not cause an Adverse Event.

         2.14 Subsidiaries, Etc. Section 8.6 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  Section 8.6 Subsidiaries. Partnerships. Joint Ventures and Ownership of Stock. Do any of the following: (a) except for the acquisitions contemplated by the Acquisition Documents, form or acquire any corporation which would thereby become a Subsidiary; (b) form or enter into any partnership as a limited or general partner or into any joint venture; (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         2.15 Amended Financial Covenants. Sections 8.16, 8.17, 8.18, 8.19 and
8.20 of the Credit Agreement are deleted in their respective entireties and the following sections are substituted in lieu thereof:

                  Section 8.16 Capital Expenditures. Make consolidated Capital Expenditures in an amount in excess of (a) $14,500,000 at any time during its fiscal year ending on or about June 30, 1999, (b) $10,000,000 at any time during its fiscal year ending on or about June 30, 2000 and (b) $8,000,000 at any time during its fiscal year ending on or about June 30, 2001 or during any fiscal year ending thereafter.

                  Section 8.17 Consolidated Tangible Net Worth. At any time permit Consolidated Tangible Net Worth to be less than (a) at any time during the period from and including January 1, 1999 to the date of consummation of First Amendment hereto to but excluding June 30, 1999, $8,750,000, (b) as at June 30, 1999, $11,500,000 and (c) from and after
         June 30, 1999, the greater of (i) $11,500,000 or (b) 0.95 times the actual Consolidated Tangible Net Worth as of the last day of the most recently-ended fiscal year of the Borrower.

                  Section 8.18 Consolidated Leverage Ratio. At any time permit the Consolidated Leverage Ratio to be greater than (a) 4.00 to 1.00 at any time during the period from the date of consummation of the First Amendment hereto to and including June 29, 1999, (b) 3.00 to 1.00 at any time during the period from June 30, 1999 to and including June 29, 2000 and (c) 2.00 to 1.00 at any time from and after June 30, 2000.

                  Section 8.19 Operating Cash Flow Leverage. At any time permit the ratio of the Borrower's consolidated interest-bearing Indebtedness as of the last day of any quarter to its Consolidated Operating Income for the period of four consecutive fiscal quarters to be greater than
         (a) 5.00 to 1.00 as of January 1, 1999 and March 31, 1999 and (b) 2.00
         to 1.00 as of June 30, 1999 and the last day of each fiscal quarter occurring thereafter. With respect to months that end on or before January 31, 1999, the relevant components of the forgoing ratio shall be calculated on a pro forma basis.

                  Section 8.20 Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than (a) 1.20 to 1.00 for the four fiscal quarters ended on June 30, 1999 and (b) 1.50 to 1.00 for the four fiscal quarters ended on the last day of any fiscal quarter occurring from and after June 30, 1999. With respect to months that end on or before January 31, 1999, the relevant components of the forgoing ratio shall be calculated on a pro forma basis.

         2.16 New Negative Covenants. The following is added as new Sections 8.21, 8.22, 8.23, 8.24 and 8.25 of the Credit Agreement:

                  Section 8.21 Software Capital Expenditures. Make aggregate consolidated Software Capital Expenditures in an amount in excess of
         (a) $9,500,000 at any time during its fiscal year ending on or about June 30, 1999, (b) $8,000,000 at any time during its fiscal year ending on or about June 30, 2000 and (c) $6,000,000 at any time during its fiscal year ending on or about June 30, 2001 or during any fiscal year ending thereafter.

                  Section 8.22 Minimum Statutory Net Worth. At any time permit HRMPA to maintain Statutory Net Worth which is less than the minimum net worth prescribed by any Insurance Regulatory Authority or any Applicable Insurance Code.

                  Section 8.23  Reinsurance and Other Contracts.

                  (a) At any time enter into, nor permit any of its Subsidiaries to enter into, Surplus Reinsurance Agreements except those treaties existing on the date of this Agreement (which treaties shall not be materially amended without the written consent of the Bank).

                  (b) At any time permit, nor permit any of its Subsidiaries to, materially default under or make any material change or modification to the Healthchoices Contract, the Administrative Services Agreement, any Surplus Reinsurance Agreement or any Reinsurance Agreement.

                  Section 8.24 Acquisition Documents. Default under any of the Acquisition Documents, nor agree to any amendment, modification, cancellation, or termination of any Acquisition Document.

                  Section 8.25 Commercial Membership Requirements. At any time fail to maintain, or cause any Subsidiary to fail to maintain, a valid and enforceable waiver of the commercial membership requirements set forth in the regulations of the Health Care Financing Administration, if such waiver is required by such regulations.

         2.17 Exhibit of Licenses. Exhibit I to the Credit Agreement is hereby added to read as set forth on Exhibit A attached to this Amendment.

         2.18 Exhibit of Reinsurance Agreements. Exhibit J to the Credit Agreement is hereby added to read as set forth on Exhibit B attached to this Amendment

         2.19 New Revolving Note. Exhibit A to the Credit Agreement is hereby amended to read as set forth on Exhibit C attached to this Amendment.

         2.20 New Term Note. Exhibit B to the Credit Agreement is hereby added to read as set forth on Exhibit D attached to this Amendment which Exhibit amends and restates Exhibits B-1, 2 and 3 of the Credit Agreement.

         Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

                  3.1 This Amendment, the Revolving Note and Term Note, each duly executed by the Borrower.

                  3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the Revolving Note and the Term Note certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were previously delivered to the Bank, and (ii) identifying each officer of the Borrower authorized to execute this Amendment, the Revolving Note and the Term Note and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

                  3.3 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment, including without limitation, copies of the Certificate of Good Standing and all Licenses for HRMPA from the appropriate Insurance Regulatory Authority.

                  3.4 Reaffirmations of Security Agreement in the forms of Exhibits E-1, E-2 and E-3, duly executed by the corporations indicated therein.

                  3.5 An opinion of Buchanan Ingersoll, special Pennsylvania regulatory counsel to the Borrower in form and substance acceptable to the Bank, duly executed by said counsel.

                  3.6 An opinion of the Borrower's and Subsidiaries' in-house General Counsel in form and substance acceptable to the Bank, duly executed by such counsel.

                  3.7 Good standing certificates for the Borrower and corporations executing Exhibits E-1, E-2 and E-3 from the State Minnesota issued not more than 10 days prior to the date of this Amendment.

                  3.8 UCC searches for the Borrower and the corporations executing Exhibits E-1, E-2 and E-3 from the State of Minnesota issued not more than 10 days prior to the date of this Amendment.

                  3.9 The Bank shall have received a non-refundable amendment fee in the amount of $107,581.

                  3.10 Copies of the Acquisition Documents, including all amendments thereof and supplements thereto, all of which shall be in form and substance satisfactory to the Bank.

                  3.11 A Solvency Certificate of the Borrower in the form of Exhibit F hereto, duly executed by the Secretary of the Borrower, together with copies of the Projections and Closing Date Balance Sheet referred to therein.

                  3.12 A certificate of the chief financial officer of the Borrower certifying that:

                           (i) The Purchase Agreement, in the form delivered to
                  the Bank, remains in full force and effect, without modification or amendment and embodies the entire Agreement and understanding between the parties thereto with respect to the matters therein;

                           (ii) All conditions to the closing of the Acquisition
                  and the Purchase Agreement shall be satisfied and the Acquisition Agreement has not been terminated and remains in full force and effect;

                           (iii) True and accurate copies of all outstanding
                  Reinsurance Agreements and Surplus Reinsurance Agreements have been attached to such Certificate and previously supplied to the Bank and remain in full force and effect.

                  3.13 HRMPA shall have received the net proceeds from an advance ceding allowance by reinsurance companies to HRMPA in amounts and containing terms and conditions in all respects satisfactory to the Bank.

                  3.14 The Borrower shall have paid in cash $2,087,500 of the purchase price in connection with the Acquisition from funds of the Borrower other than the proceeds of any Loan.

                  3.15 The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

                  Section 4  Defaults and Waivers.

                  4.1      Events of Default and Unmatured Events of Default.

                           (a) Consolidated Tangible Net Worth. The Borrower
                  defaulted under Section 8.17 of the Credit Agreement by permitting its Consolidated Tangible Net Worth to be less than the amounts set forth therein for the period ended December 31, 1998.

                           (b) Consolidated Leverage Ratio. The Borrower
                  defaulted under Section 8.18 of the Credit Agreement by permitting the ratio of the Borrower's consolidated total liabilities (as determined in accordance with GAAP) to Consolidated Tangible Net Worth to be greater than 2.50 to
                  1.00 as at December 31, 1998.

                           (c) Consolidated Cash Flow Leverage. The Borrower
                  defaulted under Section 8.19 of the Credit Agreement by permitting the ratio of the Borrower's consolidated interest-bearing Indebtedness as of December 31, 1998 to its Consolidated Operating Income for the period of four consecutive fiscal quarters ending on that date to be greater than 3.00 to 1.00.

                           (d) Fixed Charge Coverage Ratio. The Borrower
                  defaulted under Section 8.20 of the Credit Agreement by permitting the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ended on December 31, 1998 to be less than 1.50 to 1.00.

                  4.2 Waiver. Upon the date on which this Amendment becomes effective, the Bank hereby waives the Borrower's Defaults and Events of Default described in the preceding Sections 4.1(a) through 4.1(d) (the "Existing Defaults"). The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Bank of any other term, condition, representation or covenant applicable to the Borrower under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Bank of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

         Section 5. Representations, Warranties, Authority, No Adverse Claim.

         5.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Bank.

         5.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate, and none of the Amendment Documents nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

         5.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Bank with respect to the Borrower's obligations under the Credit Agreement as amended by this Amendment.

         Section 6. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Bank that the Borrower's obligations under the Credit Agreement, as amended by this Amendment are and continue to be secured by the security interest granted by the Borrower in favor of the Bank under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

         Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

         Section 8. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

         Section 9. Successors. The Amendment Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

         Section 10. Legal Expenses. As provided in Section 10.2 of the Credit Agreement, the Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Bank) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

         Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 12. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

         Section 13. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.


         [The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.


                                    BORROWER:

                                    HEALTH RISK MANAGEMENT, INC.

                                    By:
                                    Title:


                                    BANK:

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:
                                    Title:

                                                    EXHIBIT A TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT

                                    EXHIBIT I

                               INSURANCE LICENSES


Oxford Health Plans (PA), Inc. f/k/a Oak Tree Health Plan of Pennsylvania, Inc.

Certificate of Authority to Operate a Health Maintenance Organization dated, September 22, 1993.

                                                    EXHIBIT B TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT

                                    EXHIBIT J

                                   REINSURANCE

Oxford Health Plans (PA), Inc.

1. Treaty Summary for Fully Insured MEDICAID Program effective January 1, 1999 between Oxford Health Plans (PA), Inc. and Reassurance Company of Hannover signed January 19, 1999

1. Stop Loss and Insolvency Insurance to be provided upon finalization effective January 1, 1999. Pennsylvania HRM, Inc./Health Risk Management, Inc.

1. HealthCare Excess Risk Insurance Policy - Schedule of Insurance - Aggregate Policy #hc1001 between Pennsylvania HRM, Inc. (Health Risk Management, Inc. and Kentucky Medical Insurance Company effective 4/13/98 and expiration date January 1, 1999.

                                                    EXHIBIT C TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT

                       AMENDED AND RESTATED REVOLVING NOTE


$6,000,000                             Minneapolis, Minnesota: January 27, 1999

FOR VALUE RECEIVED, the undersigned HEALTH RISK MANAGEMENT, INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on the Revolving Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of SIX MILLION DOLLARS ($6,000,000), or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such terms are defined in the Credit Agreement) as may be borrowed by the Borrower under the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Bank to the Borrower in writing.

This Note (a) is the Revolving Note referred to in, and evidences indebtedness incurred under, an Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 1, 1998 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable and (b) amends and restates, but does not constitute payment upon or a novation of, (i) that certain Revolving Note dated May 1, 1998 from the Borrower to the Bank in the amount of $10,000,000 and (ii) that certain Revolving Note dated December 30, 1996 from the Borrower to the Bank in the original principal amount of $1,275,000. All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

                                     HEALTH RISK MANAGEMENT, INC.


                                     By:

                                     Title:

                                                    EXHIBIT D TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT


                   CONSOLIDATED AMENDED AND RESTATED TERM NOTE


$6,294,916                            Minneapolis, Minnesota:  January 27, 1999

FOR VALUE RECEIVED, the undersigned HEALTH RISK MANAGEMENT, INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of SIX MILLION TWO HUNDRED NINETY FOUR THOUSAND NINE HUNDRED SIXTEEN AND NO/100 DOLLARS ($6,294,916), payable in consecutive installments of $175,000.00 each, payable on the last day of each month of each year, commencing with the first such date to occur after the date hereof, with the final such payment, equal to all principal outstanding hereunder, payable on January 31, 2002.

The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement (as hereinafter defined). Accrued interest shall be payable on the dates specified in the Credit Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Bank to the Borrower in writing.

This Note (a) is the Term Note referred to in, and evidences indebtedness incurred under, an Amended and Restated Credit and Term Loan Agreement dated as of May 1, 1998 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") between the Borrower and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable and (b) consolidates, amends and restates, but does not constitute payment upon or a novation of (i) that certain Term Note (Tranche B Term Loans) dated May 1, 1998 from the Borrower to the Bank in the amount of $654,999.85 and
(ii) that certain Term Note (Tranche C Term Loans) dated May 1, 1998 in the amount of $2,566,666.66.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

                                    HEALTH RISK MANAGEMENT, INC.



                                    By:

                                    Title:

                                                  EXHIBIT E-1 TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT


                       REAFFIRMATION OF SECURITY AGREEMENT



                                January 27, 1999



U.S. Bank National Association
U.S. Bank Place - MPFP0907
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Re: Security Agreement Executed by the Undersigned dated June 24, 1994, (the "Security Agreement") Regarding the Liabilities (as defined in the Security Agreement) of Health Risk Management, Inc. (the "Borrower") to U.S. Bank National Association (the "Bank")

This will confirm (a) that the undersigned hereby consents to the terms of that First Amendment to Credit Agreement dated concurrently herewith by and between the Borrower and the Bank (the "Amendment") and to the execution and delivery of the Amendment by the Borrower and (b) that the obligations of the Borrower to the Bank under the Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 1, 1998, as amended by the Amendment, constitute "Liabilities" of the Borrower to the Bank within the meaning of the above-referenced Security Agreement. This will further confirm that as modified by clause (b) of the immediately preceding sentence, all of the terms, covenants and conditions of the Security Agreement remain in full force and effect.

                                     INSTITUTE FOR HEALTHCARE QUALITY,
                                     INC., a Minnesota corporation


                                     By:
                                        Its:

                                                  EXHIBIT E-2 TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT


                       REAFFIRMATION OF SECURITY AGREEMENT



                                January 27, 1999



U.S. Bank National Association
U.S. Bank Place - MPFP0907
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Re: Security Agreement Executed by the Undersigned dated June 24, 1994, (the "Security Agreement") Regarding the Liabilities (as defined in the Security Agreement) of Health Risk Management, Inc. (the "Borrower") to U.S. Bank National Association (the "Bank")

This will confirm (a) that the undersigned hereby consents to the terms of that First Amendment to Credit Agreement dated concurrently herewith by and between the Borrower and the Bank (the "Amendment") and to the execution and delivery of the Amendment by the Borrower and (b) that the obligations of the Borrower to the Bank under the Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 1, 1998, as amended by the Amendment, constitute "Liabilities" of the Borrower to the Bank within the meaning of the above-referenced Security Agreement. This will further confirm that as modified by clause (b) of the immediately preceding sentence, all of the terms, covenants and conditions of the Security Agreement remain in full force and effect.

                                    HEALTH RESOURCE MANAGEMENT, LTD,
                                    an Alberta, Canada corporation


                                    By:
                                        Its:

                                                  EXHIBIT E-3 TO FIRST AMENDMENT
                                                             TO CREDIT AGREEMENT


                       REAFFIRMATION OF SECURITY AGREEMENT



                                January 27, 1999



U.S. Bank National Association
U.S. Bank Place - MPFP0907
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Re: Security Agreement Executed by the Undersigned dated June 24, 1994, (the "Security Agreement") Regarding the Liabilities (as defined in the Security Agreement) of Health Risk Management, Inc. (the "Borrower") to U.S. Bank National Association (the "Bank")

This will confirm (a) that the undersigned hereby consents to the terms of that First Amendment to Credit Agreement dated concurrently herewith by and between the Borrower and the Bank (the "Amendment") and to the execution and delivery of the Amendment by the Borrower and (b) that the obligations of the Borrower to the Bank under the Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 1, 1998, as amended by the Amendment, constitute "Liabilities" of the Borrower to the Bank within the meaning of the above-referenced Security Agreement. This will further confirm that as modified by clause (b) of the immediately preceding sentence, all of the terms, covenants and conditions of the Security Agreement remain in full force and effect.

                                    HRM CLAIM MANAGEMENT, INC., a
                                    Minnesota corporation


                                    By:
                                          Its: